Exhibit 99.1

Epic Bancorp

851 Irwin Street
San Rafael, CA 94901
(415) 526-6400
For Immediate Release
May 16, 2006

	Contact:	Kit Cole
Chairman/CEO
Epic Bancorp
415-526-6400

Loral Good Named CEO
Of Epic Wealth Management

Marin County Resident Brings Significant
Experience in Wealth Management to Firm

San Rafael, CA—May 16, 2006 — Loral Good has been appointed to the position of Chief Executive Officer (CEO) of Epic Wealth Management (EWM), the wholly-owned wealth management subsidiary of Epic Bancorp (NASDAQ: EPIK) (the “Company”).

The announcement was made by the Company’s Chairman and CEO, Kit Cole. Ms. Good assumes the CEO responsibilities from Mark Garwood, who has been serving in the position on an interim basis. Ms. Good will report to Ms. Cole, Epic Bancorp’s Chairman and CEO. Mr. Garwood will remain CEO and President of Tamalpais Bank. This change is effective Monday,  May 15, 2006.

“Loral is an important addition to our senior management team,” Ms. Cole said. “She brings more than 25 years of wealth management experience and a very long history of living and community involvement in Marin County. In addition, Ms. Good’s investment philosophy is closely aligned with that of Epic Wealth Management making her an excellent fit for the firm.

A fourth-generation resident of Mill Valley, Ms. Good, 49, sits on the Board of the Marin History Museum and is a past Board member of the Hindes Foundation. She has professional affiliations with the Marin Estate Planning Council and the American Institute of Bankers. She is also a Certified Trust Officer.

A graduate of the University of Colorado, Ms. Good comes to Epic Wealth Management from Wells Fargo Bank in San Francisco where she was Vice President and Senior Trust Officer.

Ms.  Good has also held senior trust positions with Security Pacific National Bank, Bank of America and Bank of Marin. In her most recent position, Loral managed complex trust relationships with assets totaling $750 million.

“The combination of high net worth residents and extremely valuable real estate,” said Ms. Good, “creates unique opportunities in Marin County. Our objective at Epic Wealth Management is to help families create and maintain multi-generational financial security and achieve family lifetime financial goals.”

851 Irwin Street, San Rafael, CA 94901 T: 415 526 6400 F: 415 526 6414
www.epicbancorp.com

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the holding company of Tamalpais Bank and Epic Wealth Management. The Company had $471 million in assets and $327 million in deposits as of March 31, 2006. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Kit Cole at 415-526-6400.

About Epic Wealth Management

Epic Wealth Management, which manages $262 million in assets, specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management and Epic Bancorp are located at 851 Irwin Street in San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

About Tamalpais Bank

From its inception in 1991, Tamalpais Bank (www.tambank.com) has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program. The Bank operates six branch locations (Corte Madera, Greenbrae, Larkspur, Mill Valley, San Rafael and Northgate). A seventh branch in Tiburon will open later this summer.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management . These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability or our wealth management business ;and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

851 Irwin Street, San Rafael, CA 94901 T: 415 526 6400 F: 415 526 6414
www.epicbancorp.com